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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of New Regions Financial Corporation of our report dated January 16, 2003 relating to the consolidated financial statements of Union Planters Corporation, which appears in Appendix F of Union Planters Corporation's 2003 Definitive Proxy Statement, which is incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Memphis, Tennessee
February 25, 2004